UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2019

LSC COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-37729

DE	36-4829580
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

191 N. Wacker Drive, Suite 1400, Chicago IL 60606

(Address of principal executive offices, including zip code)

(773) 272-9200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 22, 2019, LSC Communications, Inc. (the “Company”) held a Special Meeting of Stockholders in connection with the merger between a wholly owned subsidiary of Quad/Graphics, Inc. (“Quad/Graphics”), QLC Merger Sub, Inc., and the Company (the “Merger”), as contemplated by the agreement and plan of merger, dated as of October 30, 2018, among Quad/Graphics, the Company and QLC Merger Sub, Inc. (the “Merger Agreement”). At the close of business on January 16, 2019, the record date for stockholders entitled to notice of, and to vote at, the Special Meeting, 33,315,949 shares of the Company’s common stock were issued and outstanding. The holders of 23,906,589 shares of the Company’s common stock were present at the Special Meeting, either in person or represented by proxy, and therefore a quorum was present.

The certified results of the matters voted upon at the Special Meeting, which are more fully described in the Company’s definitive proxy statement, filed with the United States Securities and Exchange Commission (the “SEC”) on January 22, 2019, are as follows:

1. Proposal 1: To adopt the Merger Agreement, as such agreement may be amended from time to time, by and among Quad/Graphics, Inc., QLC Merger Sub, Inc. and LSC Communications, Inc.:

FOR	AGAINST	ABSTAIN	NON-VOTES
23,633,594	213,338	59,657	0

2. Proposal 2: To approve, by a non-binding, advisory vote, certain compensation that may be paid or become payable to LSC Communications, Inc.’s named executive officers that is based on or otherwise relates to the Merger contemplated by the Merger Agreement:

FOR	AGAINST	ABSTAIN	NON-VOTES
17,730,639	6,101,985	73,965	0

3. Proposal 3: To adjourn the Special Meeting, if reasonably necessary to provide stockholders with any required supplement or amendment to the joint proxy statement/prospectus or to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve Proposal 1:

FOR	AGAINST	ABSTAIN	NON-VOTES
22,040,272	1,538,654	327,663	0

Item 7.01.	Regulation FD.

Results of the Special Meeting

On February 25, 2019, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein. The information in Item 7.01 of this report is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 8.01.	Other Events.

Postponement of 2019 Annual Meeting

The Board of Directors of the Company have decided to postpone the 2019 Annual Meeting of Stockholders pending the Company’s proposed Merger with Quad/Graphics. The Company does not currently expect to hold the 2019 Annual Meeting of Stockholders because the Company and Quad/Graphics expect to consummate the Merger in mid-2019. If the Merger is not consummated, a postponed 2019 Annual Meeting of Stockholders would be held (and the meeting date, record date and related dates for stockholder proposals announced) later in 2019.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated February 25, 2019, announcing the results of the Special Meeting

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSC COMMUNICATIONS, INC.

Date: February 25, 2019	By:	/s/ Suzanne S. Bettman
Suzanne S. Bettman
Secretary; Chief Compliance Officer; General Counsel